Exhibit 4.193

AMENDMENT NO. 13

TO NOTE PURCHASE AGREEMENT

DATED AS OF MAY 8, 2008

This AMENDMENT NO. 13 TO NOTE PURCHASE AGREEMENT, dated as of May 8, 2008 (this “Amendment”) is made among RENTAL CAR FINANCE CORP., an Oklahoma corporation (“RCFC”), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), the entities party hereto as Conduit Purchasers (the “Conduit Purchasers”), the entities party hereto as Committed Purchasers (the “Committed Purchasers”), the entities party hereto as Managing Agents (the “Managing Agents”) and JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”).

RECITALS:

A.     RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and Bank One, NA, as administrative agent, entered into that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of April 20, 2001; by that certain Amendment No. 2 to Note Purchase Agreement, dated as of January 31, 2002; by that certain Amendment No. 3 to Note Purchase Agreement, dated as of April 16, 2002; by that certain Addendum to Note Purchase Agreement, dated as of August 15, 2002; by that certain Amendment No. 4 to Note Purchase Agreement, dated as of December 12, 2002; by that certain Amendment No. 5 to Note Purchase Agreement, dated as of March 18, 2003; by that certain Amendment No. 6 to Note Purchase Agreement, dated as of December 10, 2003; by that certain Amendment No. 7 to Note Purchase Agreement, dated as of March 24, 2004; by that certain Amendment No. 8 to Note Purchase Agreement, dated as of March 22, 2005; by that certain Amendment No. 9 to Note Purchase Agreement, dated as of February 1, 2006; by that certain Amendment No. 10 to Note Purchase Agreement, dated as of March 17, 2006; by that certain Amendment No. 11 to Note Purchase Agreement, dated as of March 20, 2007; and by that certain Amendment No. 12 to Note Purchase Agreement, dated as of June 19, 2007 (the “Note Purchase Agreement”).

B.     RCFC and the Trustee entered into that certain Amended and Restated Series 2000-1 Supplement, dated as of February 14, 2007, as amended by Amendment No. 1 to Amended and Restated Series 2000-1 Supplement, dated as of June 19, 2007 (the “Supplement”).

C.     Simultaneously herewith, RCFC and Trustee are entering into that certain Amendment No. 2 to the Supplement (such amendment, together with this Amendment, the “Series 2000-1 Amendments”).

D.     The parties hereto wish to amend the Note Purchase Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.      Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meanings contained in the Note Purchase Agreement. For purposes of this Amendment, the following terms shall have the meanings set forth below:

a.      “Amendment Effective Date” means the later of (i) May 8, 2008 and (ii) the date on which all conditions precedent to the effectiveness of this Amendment, as set forth in Section 3 hereof, have been satisfied.

2.      Amendments. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on the representations and warranties of the parties hereto set forth in this Amendment, the parties hereto hereby agree to the following amendments to the Note Purchase Agreement:

a.      The following definitions in Section 1.01 of the Note Purchase Agreement are hereby amended in their entirety to read as follows:

1.      “Expiration Date” means May 7, 2009, as such date may be extended by agreement in writing of the parties hereto.

2.      “Ownership Group” means each of the following groups of Note Purchasers:

(i)        The Bank of Nova Scotia (“BNS”), Liberty Street Funding LLC, and any other Conduit Purchaser administered by BNS or any of BNS’s Affiliates (the “BNS Ownership Group”).

(ii)       JPMorgan Chase Bank, N.A. (“JPMorgan”), Park Avenue Receivables Company LLC, and any other Conduit Purchaser administered by JPMorgan or any of JPMorgan’s Affiliates (the “JPMorgan Ownership Group”).

(iii)      Deutsche Bank, AG, acting through its New York Branch (“Deutsche Bank”), Riverside Funding LLC, and any other Conduit Purchaser administered by Deutsche Bank or any of Deutsche Bank's Affiliates (the “Deutsche Bank Ownership Group”).

(iv)      Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to this Agreement (each an “Additional Ownership Group”).

By way of example and for avoidance of doubt, each of the BNS Ownership Group, the JPMorgan Ownership Group, the Deutsche Bank Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

b.	Section 8.01 is hereby amended to read in its entirety as follows:

So long as any Series 2000-1 Note remains outstanding, RCFC and DTAG will, at any time from time to time during regular business hours with reasonable notice to RCFC or DTAG, as the case may be, permit the Administrative Agent and the Managing Agents, or its or their agents or representatives to access the offices of, the Master Servicer, any Lessee, DTAG or RCFC (i) to examine, inspect, audit, make copies of and abstracts from all books and records and documentation (including, without limitation, the Monthly Noteholders’ Statements) relating to the Collateral and to discuss the affairs, finances and accounts with their officers, directors, employees and independent public accountants and on such other terms as are provided to the Trustee under Section 7.8 of the Base Indenture, and (ii) to visit the offices and properties of, the Master Servicer, any Lessee, DTAG or RCFC for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Collateral, or the administration and performance of the Series 2000-1 Indenture and the other Series Documents with any of the officers or employees of, the Master Servicer, any Lessee, DTAG and/or RCFC, as applicable, having knowledge of such matters. RCFC and/or DTAG shall provide the Administrative Agent and the Managing Agents, or its or their agents or representatives (including any independent public accountant firm or other third party auditors) with the access described in this Section 8.01 for purposes of performing an audit of all the books and records and documentation (including, without limitation, the Monthly Noteholders’ Statements) relating to the Collateral and the Collateral at RCFC’s sole cost and expense once per year; provided that, upon the occurrence on any Potential Amortization Event or any Amortization Event, each of RCFC or DTAG, as applicable, shall provide the Administrative Agent and the Managing Agents, or its or their agents or representatives (including any independent public accountant firm or other third party auditors), at RCFC’s sole cost and expense, such access, for purposes of performing an audit or otherwise, without limitation as to frequency.

c.      Schedule I to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule I attached hereto as Exhibit A.

d.      Schedule II to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule II attached hereto as Exhibit B and the definition of “Group Funding Limit” is hereby amended to refer to the revised Schedule II attached hereto as Exhibit B.

e.         Schedule III to the Note Purchase Agreement is hereby deleted in its entirety and replaced with the revised Schedule III attached hereto as Exhibit C and the definition of “Purchaser Percentage” is hereby amended to refer to the revised Schedule III attached hereto as Exhibit C.

3.      Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon satisfaction of the following conditions precedent:

a.      The Administrative Agent shall have received counterparts of the Series 2000-1 Amendments and the Administrative Agent Fee Letter, dated as of the date hereof, signed by the parties thereto.

b.      Each of the representations and warranties in the Amended Series Documents (hereinafter defined) and in Sections 4 and 5 below shall be true and correct in all material respects.

c.      The Administrative Agent and the Managing Agents shall have received copies of (i) the Certificate of Incorporation and the By-Laws of RCFC, DTAG and DTG Operations, Inc. (“DTG Operations”), (ii) the board of directors resolutions of RCFC, DTAG and DTG Operations with respect to the transactions contemplated by the Series 2000-1 Amendments, and (iii) incumbency certificate of RCFC, DTAG and DTG Operations, each certified by appropriate corporate authorities.

d.      Counsel to RCFC, DTAG and DTG Operations shall have delivered to the Managing Agents favorable opinions, dated the Amendment Effective Date, reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering due authorization and such other matters as any Managing Agent shall reasonably request.

e.      Special New York counsel to RCFC, DTAG and DTG Operations shall have delivered favorable opinions, dated the Amendment Effective Date and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering enforceability and such other matters as any Managing Agent shall reasonably request.

f.      The Administrative Agent and the Managing Agents shall have received counterparts of the Fee Letter dated the Amendment Effective Date or a date prior thereto and signed by the parties thereto. Each Managing Agent shall have received payment of the fees required to be paid pursuant to such Fee Letter.

g.      All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series 2000-1 Amendments shall have been obtained or made.

h.      No Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, shall have occurred or be continuing.

i.       The Liquidity Commitment (as such term is defined in the Liquidity Agreement dated as of March 4, 1998, among Dollar Thrifty Funding Corp., the Liquidity Lenders thereunder, the Liquidity Agent thereunder, JPMorgan Chase Bank, N.A., not as a party but as Syndication Agent, and Deutsche Bank AG, New York Branch, not as a party but as Documentation Agent (as amended to the date hereof, the “Liquidity Agreement”)) of Deutsche Bank AG, New York Branch under the Liquidity Agreement shall have been terminated.

j.       The Administrative Agent and Managing Agents shall have received such other documents, instruments, certificates, opinions and approvals as they may reasonably request.

4.      Representations and Warranties of RCFC. RCFC hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent, as of the date hereof and as of the Amendment Effective Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering into this Amendment:

a.      The performance of RCFC’s obligations under the Series 2000-1 Amendments and the Series Documents, as amended by the Series 2000-1 Amendments (the

“Amended Series Documents”), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of RCFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to RCFC.

b.      No Governmental Action which has not been obtained is required by or with respect to RCFC in connection with the execution and delivery of the Series 2000-1 Amendments by RCFC or the consummation by RCFC of the transactions contemplated thereby or by the Amended Series Documents.

c.      Each of the Series 2000-1 Amendments has been duly authorized, executed and delivered by RCFC, and the Series 2000-1 Amendments and the Amended Series Documents are the valid and legally binding obligations of RCFC, enforceable against RCFC in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

d.      There is no pending or, to RCFC’s knowledge, threatened action, suit or proceeding by or against RCFC before any Governmental Authority or any arbitrator (i) with respect to the Series 2000-1 Amendments or any Amended Series Document or any of the transactions contemplated herein or therein, or (ii) with respect to RCFC which, in the case of any such action, suit or proceeding with respect to RCFC, if adversely determined, would have a material adverse effect on the ability of RCFC to perform its obligations hereunder or thereunder.

5.      Representations and Warranties of DTAG. DTAG hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent as of the date hereof and as of the Amendment Effective Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering into this Amendment:

a.      The performance of the obligations of DTAG under this Amendment and the Amended Series Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of DTAG pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to DTAG.

b.      No Governmental Action which has not been obtained is required by or with respect to DTAG in connection with the execution and delivery of this Amendment or the consummation by DTAG of the transactions contemplated hereby or thereby or by the Amended Series Documents to which it is a party.

c.      This Amendment has been duly authorized, executed and delivered by DTAG and this Amendment and the Amended Series Documents to which it is a party are the valid and legally binding obligations of DTAG, enforceable against DTAG in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

d.      There is no pending or, to the knowledge of DTAG, threatened action, suit or proceeding by or against DTAG before any Governmental Authority or any arbitrator (i) with respect to this Amendment or any Amended Series Document to which it is a party or any of the transactions contemplated herein or therein, or (ii) with respect to DTAG which, in the case of any such action, suit or proceeding with respect to DTAG, if adversely determined, would have a material adverse effect on the ability of DTAG to perform its obligations hereunder or thereunder.

6.	Reference to and Effect on Note Purchase Agreement.

a.      Upon and after the effectiveness of this Amendment, each reference in the Note Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Note Purchase Agreement, and each reference in the Series Documents to “the Note Purchase Agreement”, “the Series 2000-1 Note Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as modified hereby.

b.      Except as specifically modified above, the Note Purchase Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The consents contained herein are limited to the specific facts and circumstances set forth therein and shall not operate as a waiver of, or a consent to any variation from, any other provision of the Note Purchase Agreement or any of the Series Documents.

c.      The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Series Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Series Documents.

7.      Group Funding Limits. Each of the undersigned hereby agrees that the Group Funding Limits of each Ownership Group from the date hereof through the Expiration Date shall be as set forth on Exhibit B. Each of the undersigned further agrees that, for the avoidance of doubt, the Group Funding Limit of any “Ownership Group” that was an “Ownership Group” prior to the date hereof, but is not included in the definition of “Ownership Group” after giving effect to this Amendment or included on Exhibit B, shall be terminated as of the date hereof (any such Ownership Group, a “Terminated Ownership Group”). As of the date hereof, each Terminated Ownership Group shall no longer constitute an “Ownership Group” under the Note Purchase Agreement, shall not have any rights or obligations (other than under Sections 12.07 and 12.10 of the Note Purchase Agreement) under the Note Purchase Agreement and shall no longer be bound by the terms and conditions set forth in the Note Purchase Agreement (other than under Sections 12.07 and 12.10 of the Note Purchase Agreement). As of the date hereof, each Ownership Group that is hereby increasing its Group Funding Limit (any such Ownership Group, an “Increased Ownership Group”) shall be deemed automatically to have become a party to the Note Purchase Agreement with respect to the amount of such increase in its Group Funding Limit and shall have all rights and obligations of an “Ownership Group” under the Note Purchase Agreement to the extent of such increased amount. Each Increased Ownership Group agrees to be bound by the terms and conditions set forth in the Note Purchase Agreement with respect to such increased amount. For the avoidance of doubt, as of the date hereof, each Purchaser included in a Terminated Ownership Group shall not have any rights or obligations (other than under Sections 12.07 and 12.10 of the Note Purchase Agreement) under the Note Purchase Agreement and shall no longer be bound by the terms and conditions set forth in the Note Purchase Agreement (other than under Sections 12.07 and 12.10 of the Note Purchase Agreement).

8.      Certain Waivers. The parties hereto (a) solely in connection with the reduction and termination of the Group Funding Limits being terminated and reduced hereby, waive the requirements of Section 2.04 of the Note Purchase Agreement to the extent such provision of the Note Purchase Agreement requires (i) prior written notice and (ii) ratable reductions of the Group Funding Limits and (b) solely in connection with the increase of the Group Funding Limits being increased hereby, waive the requirements of Section 2.04(b) of the Note Purchase Agreement to the extent such provision of the Note Purchase Agreement requires thirty (30) days prior written notice for such increase to become effective.

9.      Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.    Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

RENTAL CAR FINANCE CORP., as Seller

By: _____________________________________

Pamela S. Peck

Vice President and Treasurer

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer

By: _____________________________________

Pamela S. Peck

Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser

By: _____________________________________

Name:

Title:

THE BANK OF NOVA SCOTIA, as a Committed Purchaser and as the Managing Agent for the BNS Ownership Group

By: _____________________________________

Name:

Title:

RIVERSIDE FUNDING LLC, as a Conduit Purchaser

By: _____________________________________

Name:

Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Purchaser and as the Managing Agent for the Deutsche Bank Ownership Group

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

AMSTERDAM FUNDING CORPORATION, as a Conduit Purchaser

By: _____________________________________

Name:

Title:

ABN AMRO BANK N.V., as a Committed Purchaser and as the Managing Agent for the ABN Ownership Group

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

PARK AVENUE RECEIVABLES COMPANY LLC, as a Conduit Purchaser

By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

By: ______________________________________

Name:

Title:

JPMORGAN CHASE BANK, N.A., as a Committed Purchaser and as the Managing Agent for the JPMorgan Ownership Group

By: _____________________________________

Name:

Title:

STARBIRD FUNDING CORPORATION, as a Conduit Purchaser

By: _____________________________________

Name:

Title:

BNP PARIBAS, NEW YORK BRANCH, as a Committed Purchaser and as the Managing Agent for the BNP Paribas Ownership Group

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

WORKING CAPITAL MANAGEMENT CO., LP, as a Conduit Purchaser and as a Committed Purchaser

By: _____________________________________

Name:

Title:

MIZUHO CORPORATE BANK, LTD., as the Managing Agent for the Mizuho Ownership Group

By: _____________________________________

Name:

Title:

Consented to as of the date first written above:

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Series 2000-1 Letter of Credit Provider

By: _____________________________________

Name:

Title:

By: _____________________________________

Name:

Title:

EXHIBIT A

SCHEDULE I

ADDRESSES FOR NOTICE

In the case of RCFC:

Rental Car Finance Corp.

5330 East 31st Street

Tulsa, Oklahoma 74135

Attention: Pamela S. Peck

Facsimile: (918) 669-2301

In the case of the Master Servicer:

Dollar Thrifty Automotive Group, Inc.

5330 East 31st Street

Tulsa, Oklahoma 74135

Attention: Pamela S. Peck

Facsimile: (918) 669-2301

In the case of the Administrative Agent:

JPMorgan Chase Bank, N.A.

10 South Dearborn St, 13th Floor

Chicago, Illinois 60603

Attention: Alan English

Facsimile: (312) 732-3600

Telephone: (312) 732-7985

In the case of the Conduit Purchasers:

Liberty Street Funding LLC

c/o Global Securitization Services, LLC

1 Liberty Plaza, 24th Floor

New York, New York 10006

Attention: Cheryl Williams

Facsimile: (212) 225-6465

Telephone: (212) 225-5441

With a copy to:

The Bank of Nova Scotia

One Liberty Plaza, 26th Floor

New York, New York 10006

Attention: Darren Ward

Facsimile: (212) 225-5274

Telephone: (212) 225-5264

____________

Riverside Funding LLC

c/o Global Securitization Services, LLC

445 Broad Hollow Road, Suite 239

Melville, NY 11747

Attention: Andrew Stidd

Facsimile: (212) 302-8330

Telephone: (631) 587-4700

With a copy to:

Deutsche Bank AG,

New York Branch

60 Wall Street

New York, New York 10005

Attention:	Mary Connors

Telephone: (212) 250-4731

Telecopier: (212) 797-5150

____________

Park Avenue Receivables Company LLC

10 South Dearborn St, 13th Floor

Chicago, Illinois 60603

Attention: ABS Treasury Department – D’Andrea Anderson

Facsimile: (312) 732-1844

Telephone: (312) 732-7206

With a copy to:

JPMorgan Chase Bank, N.A.

10 South Dearborn St, 13th Floor

Chicago, Illinois 60603

Attention: Alan English

Facsimile: (312) 732-3600

Telephone: (312) 732-7985

____________

In the case of the Committed Purchasers and the Managing Agents:

Deutsche Bank AG, New York Branch

c/o Deutsche Bank Trust Company Americas

90 Hudson Street

MS: JCY05-0199

Jersey City, New Jersey 07302

Attention: Cheryl Mandelbaum

Facsimile: (201) 593-2313

Telephone: (201) 593-2231

With a copy to:

Deutsche Bank AG, New York Branch

60 Wall Street

MS: NYC60-1915

New York, New York 10005

Attention: Tina Gu/Sarah Blades

Facsimile: (212) 797-5150

Telephone: (212) 250-0357/(212) 250-4153

____________

The Bank of Nova Scotia

One Liberty Plaza, 26th Floor

New York, New York 10006

Attention: Darren Ward

Facsimile: (212) 225-5274

Telephone: (212) 225-5264

With a copy to:

The Bank of Nova Scotia

One Liberty Plaza, 26th Floor

New York, New York 10006

Attention: Neetua Mohan

Facsimile: (212) 225-5274

Telephone: (212) 225-5286

____________

JPMorgan Chase Bank, N.A.

10 South Dearborn St, 13th floor

Chicago, Illinois 60603

Attention: Alan English

Facsimile: (312) 732-3600

Telephone: (312) 732-7985

____________

EXHIBIT B

SCHEDULE II

GROUP FUNDING LIMITS

Ownership Group	Group Funding Limit

BNS Ownership Group	75 million dollars ($75,000,000)

Deutsche Bank Ownership Group	90 million dollars ($90,000,000)

JPMorgan Ownership Group	50 million dollars ($50,000,000)

EXHIBIT C

SCHEDULE III

PURCHASER PERCENTAGES

Managing Agent	Conduit Purchaser	Committed Purchaser	Purchaser Percentage

The Bank of	Liberty Street	The Bank of Nova Scotia	34.88%
Nova Scotia	Funding LLC

JPMorgan Chase	Park Avenue	JPMorgan Chase Bank,	23.26%
Bank, N.A.	Receivables	N.A.
Company LLC

Deutsche Bank	Riverside Funding	Deutsche Bank AG, New	41.86%
AG, New York	LLC	York Branch
Branch